UNSECURED PROMISSORY NOTE

$100,000.00	Ft. Lauderdale, Florida
August 22, 2008

Purple Beverage Company, Inc., a Nevada corporation (“Maker”), hereby promises to pay to the order of GS Holding LLC, an individual or order (“Lender”), in lawful money of the United States of America, the lesser of One Hundred Thousand Dollars ($100,000.00) or the principal balance outstanding under this Unsecured Promissory Note, together with accrued and unpaid interest thereon, if any, at the rate or rates set forth below.

The unpaid principal amount of this Unsecured Promissory Note shall bear interest at a rate of 11% until the date on which this Unsecured Promissory Note has been paid in full. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Unsecured Promissory Note.

This Unsecured Promissory Note shall be paid in accordance with the schedule attached (Exhibit A) and may be prepaid in whole or in part at any time, without premium or penalty or notice.

This Unsecured Promissory Note is being delivered in, is intended to be performed in. shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Florida. without regard to principles of conflict of laws.

This Unsecured Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Unsecured Promissory Note shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Lender and his permitted successors, endorsees and assigns. This Unsecured Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or ii notwithstanding the foregoing such a transfer occurs, then the provisions of this Unsecured Promissory’ Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

PURPLE BEVERAGE COMPANY, INC.
a Nevada corporation

By:	/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

Exhibit A

Purple Beverage Company
Debt Amortization Schedule
GS Holding LLC

Inception	8/22/2008
Principal	$ 100,000
Interest Rate	11%

	Payment	Interest	Principal	Balance

8/22/08				$100,000
9/22/08	$11,000	934	$10,066	$89,934
10/22/08	$11,000	813	$10,187	$79,747
11/22/08	$11,000	745	$10,255	$69,492
12/22/08	$11,000	628	$10,372	$59,121
1/22/09	$11,000	552	$10,448	$48,672
2/22/09	$11,000	455	$10,545	$38,128
3/22/09	$11,000	322	$10,678	$27,449
4/22/09	$11,000	256	$10,744	$16,706
5/22/09	$11,000	151	$10,849	$5,857
6/22/09	$5,912	55	$5,857	$(0)

Totals	$104,912	$4,912	$100,000	$(0)